Exhibit 99.(d)(2)

Effective: September 1, 2015

Schedule A

to the Investment Advisory Agreement between

Cavanal Hill Funds and Cavanal Hill Investment Management, Inc.

Name of Fund	Compensation*

Cavanal Hill U.S. Treasury Fund	Annual rate of fifteen one-hundredths of one percent (0.15%) of Cavanal Hill U.S. Treasury Fund’s average daily net assets.

Cavanal Hill Cash Management Fund	Annual rate of fifteen one-hundredths of one percent (0.15%) of Cavanal Hill Cash Management Fund’s average daily net assets.

Cavanal Hill Bond Fund	Annual rate of fifty-five one-hundredths of one percent (0.55%) of Cavanal Hill Bond Fund’s average daily net assets.

Cavanal Hill Intermediate Bond Fund	Annual rate of fifty-five one-hundredths of one percent (0.55%) of Cavanal Hill Intermediate Bond Fund’s average daily net assets.

Cavanal Hill Intermediate Tax-Free Bond Fund	Annual rate of fifty-five one-hundredths of one percent (0.55%) of Cavanal Hill Intermediate Tax-Free Bond Fund’s average daily net assets.

Cavanal Hill Short-Term Income Fund	Annual rate of fifty-five one-hundredths of one percent (0.55%) of Cavanal Hill Short-Term Income Fund’s average daily net assets.

Cavanal Hill U.S. Large Cap Equity Fund	Annual rate of sixty-nine one-hundredths of one percent (0.69%) of Cavanal Hill U.S. Large Cap Equity Fund’s average daily net assets.

Cavanal Hill Balanced Fund	Annual rate of seventy-four one-hundredths of one percent (0.74%) of Cavanal Hill Balanced Fund’s average daily net assets.

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Effective: September 1, 2015

Schedule A (continued)

to the Investment Advisory Agreement between

Cavanal Hill Funds and Cavanal Hill Investment Management, Inc.

Name of Fund	Compensation*

Cavanal Hill Tax-Free Money Market Fund	Annual rate of fifteen one-hundredths of one percent (0.15%) of Cavanal Hill Institutional Tax-Free Money Market Fund’s average daily net assets.

Cavanal Hill Opportunistic Fund	Annual rate of two and twenty-five one-hundredths of one percent (0.85%) of Cavanal Hill Opportunistic Fund’s average daily net assets.

Cavanal Hill World Energy Fund	Annual rate of seventy one-hundredths of one percent (0.70%) of Cavanal Hill World Energy Fund’s average daily net assets.

CAVANAL HILL FUNDS

By:	/s/ James L. Huntzinger
Name:	James L. Huntzinger
Date:	September 1, 2015

CAVANAL HILL INVESTMENT MANAGEMENT, INC.

By:	/s/ J. Brian Henderson
Name:	J. Brian Henderson
Date:	September 1, 2015

*All fees are computed daily and paid monthly.

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